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                                                                    EXHIBIT 11

                 COMPUTATION OF NET INCOME (LOSS) PER COMMON AND
                             COMMON EQUIVALENT SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     Fiscal years ended September 30,
                                                       -------------------------------------------------------------
                                                                1997               1996                 1995
                                                       -------------------------------------------------------------
PRIMARY
     Average common shares outstanding                          6,851              6,795                6,748
     Net effect of dilutive stock options - based
     on the treasury stock method using
     average market price                                          --                157                   30
                                                       -------------------------------------------------------------
    Total                                                       6,851              6,952                6,778
     Net income (loss)                                       $(11,184)            $5,685               $1,399
     Per share amount                                        $  (1.63)            $ 0.82               $ 0.21
                                                       =============================================================

FULLY DILUTED
     Average common shares outstanding                          6,851              6,795                6,748
     Net effect of dilutive stock options - based on
      the treasury stock method using the year-end
      market price, if higher than average market                  --                159                   30
      price
                                                       -------------------------------------------------------------
     Total                                                      6,851              6,953                6,778
     Net income (loss)                                       $(11,184)            $5,685               $1,399
     Per share amount                                        $  (1.63)            $ 0.82               $ 0.21
                                                       =============================================================




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